Exhibit 10.4

ANGIOTECH PHARMACEUTICALS, INC.

2011 STOCK INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

(for Canadian Participants)

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby grants the following award to the Participant named below in accordance with and subject to the terms, conditions and restrictions of this Award Agreement, together with the provisions of the 2011 Stock Incentive Plan of the Company (the “Plan”) dated May 12, 2011:

Name of Participant:	[ ]

Grant Date:	[ ]

Number of RSUs Granted:	[ ]

1.	The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.	Vesting Schedule: [Insert vesting schedule]

3.	Settlement of RSUs shall be made as soon as practical following receipt by the Company of a written request from the Participant made after the Award has become Vested for delivery of the Shares issuable under the Award. Settlement shall be made by issuing one fully paid non-assessable Share for each RSU. Share Certificates evidencing such issuance will be delivered to the Participant as soon as practicable after the request from the Participant for delivery has been received by the Company.

4.	No fractional Shares will be issued pursuant to an Award granted hereunder. If, as a result of any adjustment to the number of Shares issuable pursuant to an Award granted hereunder pursuant to the Plan, the Participant would be entitled to receive a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares so disregarded.

5.	Nothing in the Plan or in this Award Agreement will affect the Company’s right, or that of a Related Entity, to terminate the employment or term of office or engagement of a Participant at any time for any reason whatsoever. At any time that the Shares are not listed on any stock exchange, Shares issued upon settlement of this Award shall be subject to Repurchase Rights pursuant to Section 13 of the Plan.

6.	Each notice relating to an award of RSUs must be in writing and signed by the Participant. All notices to the Company must be delivered personally or by mail and must be addressed to Option Administrator of the Company. All notices to the Participant will be addressed to the principal address of the Participant on file with the Company.

7.	The settlement of this Award is subject to the Participant making satisfactory arrangements with the Company for satisfaction of withholdings or other required deduction amounts related to the settlement as contemplated in the Plan.

8.	The Participant hereby agrees that:

(a)	the Company may cease to be a reporting issuer in Canada at any time;

(b)	any rule, regulation or determination, including the interpretation by the Board of the Plan, the Award granted hereunder and, if applicable, its exercise, is final and conclusive for all purposes and binding on all persons including the Company and the Participant; and

(c)	the grant of the Award does not affect in any way the right of the Company or any Affiliated Company to terminate the employment of the Participant.

9.	This Award Agreement has been made in and is to be construed under and in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

10.	This Award Agreement may be executed in one or more counterparts, and by facsimile or other electronic means, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

ANGIOTECH PHARMACEUTICALS, INC.

By:
Authorized Signatory

I have read the foregoing Award Agreement and hereby accept the Award of RSU’s in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting Option Administrator of the Company. I agree to be bound by the terms and conditions of the Plan governing the Award.

Date Accepted	Participant’s Signature

Participant’s Name (Please Print)